UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 1, 2012, MeadWestavco Corporation (the “Company” or “MeadWestvaco”) issued a press release announcing the completion of the spin-off of its Consumer & Office Products business and subsequent merger of that business with ACCO Brands Corporation (the “Transaction”), a copy of which is attached hereto as Exhibit 99.1. As a result of the Transaction, MeadWestvaco shareholders received 0.32986547 shares of ACCO Brands Corporation common stock for each share of MeadWestvaco common stock they owned of record as of April 24, 2012, resulting in their collective ownership on May 1, 2012 of 50.5% of the issued and outstanding shares of ACCO Brands Corporation common stock. Under the terms of the Transaction, including a working capital adjustment, MeadWestvaco received aggregate consideration of $433 million on a tax-free basis, subject to certain potential post-closing adjustments.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma consolidated statements of operations of the Company for the three months ended March 31, 2012 and 2011 and for the three years ended December 31, 2011, 2010 and 2009, and the unaudited pro forma consolidated balance sheet of the Company as of March 31, 2012 are attached hereto as Exhibit 99.2.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of MeadWestvaco Corporation, dated May 1, 2012

99.2	Unaudited Pro Forma Consolidated Financial Statements of MeadWestvaco Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: May 3, 2012		John J. Carrara
Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release of MeadWestvaco Corporation, dated May 1, 2012

99.2	Unaudited Pro Forma Consolidated Financial Statements of MeadWestvaco Corporation